[Sutherland Asbill & Brennan LLP]	EXHIBIT n.2

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

     We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 for Allied Capital Corporation (File No. 333-67336). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

SUTHERLAND ASBILL & BRENNAN LLP

March 22, 2001	By:	/s/ Cynthia M. Krus Cynthia M. Krus